SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other
jurisdiction of
incorporation)

000-31803 (Commission File Number)	77-0402448 (IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA (Address of principal executive offices)	95054 (Zip Code)

(408) 919-3000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 31, 2005, Transmeta Corporation entered into a design services agreement with Sony Computer Entertainment Inc. and Sony Corporation (collectively referred to as “Sony Group”). Transmeta will provide to the Sony Group design and engineering services pursuant to this agreement, which has a term of two years, unless terminated earlier. In particular, Sony Group expects to utilize Transmeta to help develop and accelerate adoption of LongRun2 technologies into products such as Cell derivatives as well as other portable applications. This work is expected to encompass engineering on both current and future generation semiconductor process technologies. Additionally, the parties will collaborate in other engineering areas, leveraging Transmeta’s expertise in microprocessor design, software design and system design. This latter engagement centers on activities with Cell derivatives, and utilizes Transmeta’s larger intellectual property foundation to enrich Sony’s engineering projects. As part of the agreement, Transmeta will provide the services of more than one hundred Transmeta engineers to work on advanced projects for the Sony Group.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: April 5, 2005	By:	/s/ John O'Hara Horsley
John O'Hara Horsley,
Vice President, General Counsel & Secretary